Exhibit 10.2

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

between

EDOC ACQUISITION CORP.

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

THIS AMENDMENT NO. 1 TO RIGHTS AGREEMENT (this “Amendment”), dated as of August 15, 2023, is by and between Edoc Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as rights agent (the “Rights Agent,” also referred to herein as the “Transfer Agent”).

WHEREAS, on November 9, 2020, the Company and the Rights Agent entered into that certain Rights Agreement (the “Agreement”); and

WHEREAS, pursuant to Section 7.8 of the Agreement, the Agreement may be amended by the parties hereto without the consent of any registered holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any provisions with respect to matters or questions arising under the Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders; and

WHEREAS, the parties desire to amend the Agreement to remove the requirement for a holder of Rights to affirmatively convert his or her rights upon an Exchange Event in which the Company does not continue as the publicly held reporting entity, which change the parties deem to better reflect the original intent of the parties and does not adversely affect the interest of the registered holders.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Definitions. Except as otherwise indicated, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

2. Amendment.

2.1 Amendment. The Section 3.3.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

3.3.4 Company Not Surviving Following Exchange Event. Upon an Exchange Event in which the Company does not continue as the publicly held reporting entity, the definitive agreement will provide for the holders of Rights to receive the same per share consideration the holders of the Class A Ordinary Shares will receive in such transaction, for the number of shares such holder is entitled to pursuant to Section 3.3.1 above.

2.2 No Other Amendments. The parties agree that all other provisions of the Agreement shall, subject to the amendments expressly set forth in Section 2.1 of this Amendment, continue unmodified, in full force and effect and constitute legal and binding obligations of the parties in accordance with their terms. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein. This Amendment forms an integral and inseparable part of the Agreement.

2.3 Effect of Amendment. This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

EDOC ACQUISITION CORP.

By:	/s/ Kevin Chen
	Name:	Kevin Chen
	Title:	Chief Executive Officer

CONTINENTAL STOCK TRANSFER &
TRUST COMPANY, as Rights Agent

By:	/s/ Luis Ortiz
	Name:	Luis Ortiz
	Title:	Vice President

[Signature Page to Amendment No. 1 to Rights Agreement]